UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 5, 2004

ARTESIAN RESOURCES CORPORATION
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(exact name of registrant as specified in its charter)

Delaware	0-18516	51-0002090
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware	19702
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-453-6900

Item 5.

Other Events and Required FD Disclosure.

On February 5, 2004, Artesian Water Company, Inc. filed a petition with the Delaware Public Service Commission to implement new rates to meet a requested increase in revenue of 24%, or approximately $8.8 million, on an annualized basis. Artesian Water anticipates placing temporary rates into effect, 60 days from the filing date, up to the statutory limit of $2.5 million on an annual basis, under bond until the level of permanent rates is decided by the Delaware Public Service Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: February 6, 2004

By: /s/Dian C. Taylor

 Dian C. Taylor
President, Chief Executive Officer and Chair of the Board

ARTESIAN RESOURCES CORPORATION

Date: February 6, 2004

By: /s/David B. Spacht

 David B. Spacht
Vice President, Chief Financial Officer and Treasurer